UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 10, 2006

UNITED STATIONERS INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

One Parkway North Boulevard
Deerfield, IL 60015	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 627-7000

2200 E. Golf Road, Des Plaines, Illinois  60016-1267
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

United Stationers Inc.

Item 1.01               Entry into a Material Definitive Agreement

Among other matters, stockholders approved the following plan at the Annual Meeting of Stockholders of United Stationers Inc. (the “Company”) held on May 10, 2006:

Approval of Amended 2004 Long-Term Incentive Plan. The United Stationers Inc. Amended 2004 Long-Term Incentive Plan (“Amended LTIP”) made the following changes to the 2004 Long-Term Incentive Plan (“LTIP”):

•                  Increased by 2,350,000 the number of shares available for issuance under the Amended LTIP.

•                  Increased correspondingly by 2,350,000 the number of shares that can be delivered with respect to incentive stock options granted under the Amended LTIP.

•                  Amended the LTIP to provide that the following shares of stock may not again be made available for issuance as awards under the Amended LTIP: (i) shares of stock not issued or delivered as a result of the net settlement of an outstanding stock appreciation right, (ii) shares of stock used to pay the exercise price or withholding taxes related to an outstanding award, or (iii) shares of stock repurchased on the open market with the proceeds of the option exercise price.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	United Stationers Inc. 2004 Long-Term Incentive Plan (As amended May 10, 2006) (incorporated by reference to the Registrant’s definitive proxy statement filed on April 4, 2006)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED STATIONERS INC.
(Registrant)

/s/ Kathleen S. Dvorak
Dated: May 16, 2006	Kathleen S. Dvorak
Senior Vice President and
Chief Financial Officer